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XOX Corporation                                              Tel:   612/645-9000
1450 Energy Park Drive, Suite 120                            Fax:   612/645-9565
St. Paul. MN 55108                                        E-mail: shapes@xox.com


                            LETTER OF UNDERSTANDING
                               FEBRUARY 26, 1997

Mr. Jacob Almagor
IMETRIX Limited
P.O.B. 2205
Rehovat 76121, Israel

Dear Mr. Almagor:

The purpose of this letter is to set forth the mutual agreements and understandings between IMETRIX Limited, an Israeli corporation ("IMETRIX") and XOX Corporation, a Delaware corporation ("XOX") with respect to the desire of XOX to loan funds to IMETRIX on the terms and conditions set forth in this Letter of Understanding ("Letter"). Upon execution of counterparts of this Letter by XOX to IMETRIX, the obligations described in paragraphs 14 and 15 will constitute the legally binding and enforceable agreement of XOX and IMETRIX. The other matters described herein do not impose upon either XOX or IMETRIX an enforceable duty or obligation to negotiate towards a definitive agreement.

1. LOAN: Subject to conditions to be set forth in a definitive, legally binding, written convertible bridge loan agreement to be negotiated and agreed upon by both parties, XOX proposes to lend IMETRIX up to $200,000.00, U.S. currency (the "Loan"). Of this Loan amount, $76,000.00 was advanced to IMETRIX prior to this Letter and an additional $50,000 shall be available for advancement upon execution of this Letter (cumulatively, these advances totaling $126,000 shall be referred to as the "First Advance"). Of the remaining Loan, up to an additional $74,000 shall be advanced to IMETRIX subject to completion of the definitive convertible bridge loan agreement, mentioned hereinafter (any portion of this $74,000 that is advanced to IMETRIX shall be cumulatively referred to as the "Second Advance").

                           The terms of the Loan are subject to the requirements of any applicable Israeli Law which specifically govern a loan or investment of U.S. currency in an Israeli company, including without limitation, the Currency Control Law, of 1978, as amended and any regulations promulgated thereunder and the Income Tax Ordinance and any regulations promulgated thereunder.

2. TERM OF LOAN:           A promissory note shall be delivered to XOX
                           concurrently with delivery of each advance (the
                           "Notes"). Each Note shall have a term of 12 months and will contain customary rights and obligations.

3. INTEREST RATE:          10% simple interest (or a lessor interest rate
                           according to the regulations of the Bank of Israel), compounded annually, to be paid at maturity of the Notes.

4. CONVERSION:             At the option of XOX during the one month period
                           prior to termination of each of the Notes, any portion of the Notes shall be convertible into either the capital stock of IMETRIX or the capital stock of a future parent, subsidiary, holding company or related entity of IMETRIX, or any other type of similar arrangement of IMETRIX which obtains either the stock and/or certain assets of IMETRIX (the
                           "Parent"). The First Advance and Second Advance shall be convertible into securities sold by the Parent in a future private offering of the capital stock of the Parent at a discount of twenty-five percent (25%) of the securities sold in such offering; provided however, in the event that IMETRIX or the Parent have not entered into a letter of intent with a placement/underwriting agent prior to the date of the Second Advance, the Second Advance shall be convertible into securities sold by the Parent in a future private offering of the capital stock of the Parent at a discount of fifty percent (50%) of the securities sold in such offering. If the Parent does not exist at the time of conversion, the capital stock of IMETRIX shall convert into equivalent shares of the Parent at the time of its formation. XOX shall deliver a prior 10-day written notice to the Parent in which it will notify IMETRIX of its intentions to convert any or all of the Notes.

5. WARRANT COVERAGE:       Upon conversion of the First Advance and Second
                           Advance, XOX shall also receive warrants to purchase
                           $50,000 worth of shares (25% warrant coverage) of the securities sold by the Parent in a future private offering at an exercise price equivalent to the offering price of the securities sold in such offering; provided however, in the event that IMETRIX or the Parent have not entered into a letter of intent with a placement/underwriting agent prior to the date of the Second Advance, XOX shall receive warrants to purchase $68,500 worth of shares (25% warrant coverage on First Advance and 50% warrant coverage on Second Advance) of the securities sold by the Parent in a future private offering at an exercise price equivalent to the offering price of the securities sold in such offering. If the Parent does not exist at the time of conversion, XOX shall receive warrants to purchase the capital stock of IMETRIX which shall convert into equivalent warrants of the Parent at the time of its formation. The warrants will be immediately exercisable and will have a term of 7 years. In the event that any portion of the First Advance or Second Advance is not converted, XOX shall not receive warrant coverage on that portion of the investment only.

6. SECURITY FOR LOAN:      The Loan shall be secured by a first security
                           interest in all assets (excluding intellectual property) of IMETRIX and the Parent, which position shall be shared with other bridge investors who lend money to IMETRIX within 90 days from the date of this Letter pursuant to the same terms as described herein, subject to any senior existing security interests.

                           IMETRIX has the option to prepare a detailed list of assets instead of the general security interest described above. The value of the detailed assets must equal the value of the Loan to the satisfaction of both XOX and IMETRIX. Such detailed assets will then become the security interest for the Loan described in the security agreement which is a part of the definitive convertible bridge loan agreement.

7. PREEMPTIVE RIGHT:       XOX will obtain preemptive rights to purchase a
                           pro-rata portion of any securities proposed to be offered by IMETRIX and the Parent in any future financings prior to the offering thereof to any third party, except for the issuance of securities pursuant to any outstanding warrant of IMETRIX and any future options to be granted to employees.


8. TRANSFER OF SHARES:     The "Founding Shareholders" of IMETRIX, specifically
                           Mr. Jacob Almagor, Mr. Yerucham Shapira and Mr. John
                           Lai, may not sell more than 15% of their IMETRIX shares until all of Notes have either been repaid or converted, without the prior written consent of XOX.

9. CO-SALE:                Any sale by the Founding Shareholders shall in any
                           event be subject to the right of XOX (the "Piggyback" right) to participate and include shares of XOX in such Sale, on a pro-rata basis. Both XOX and the Founding Shareholder must agree upon the reasonable value of controlling interests which will not be paid to XOX upon completion of the Sale.

10. REGISTRATION RIGHTS:   XOX shall have the right to demand to include up to
                           all of their shares upon conversion of the Note(s)
                           (the "Demand Registration" right) in an initial public offering of the securities of the Parent and/or IMETRIX (an "IPO"), and to have such shares registered with the U.S. Securities and Exchange
                           Commission in the registration statement in connection with such IPO, at the expense of IMETRIX and the Parent.

                           In addition, XOX shall have the right to sell any of its shares of IMETRIX or the Parent in any subsequent public offering of securities of IMETRIX or the Parent (an "SPO"), on a pro-rata basis (the "Piggyback Registration" right).

                           The amount of shares of XOX which may be in included in an IPO or sold in any SPO may be subject to limitation by the underwriter, if any of such IPO or SPO, due to marketing restraints. Notwithstanding the foregoing, IMETRIX will negotiate that XOX shall be entitled to sell at least a number of its shares equal to a total of 15% of the shares sold in such IPO or SPO.

11. BOARD OF DIRECTORS:    XOX shall be entitled to the right to designate one
                           (1) Board member of IMETRIX who will sit on the Board for one year. The Founding Shareholders agree to vote their IMETRIX shares accordingly.

12. REPORTING:             IMETRIX and the Parent shall provide XOX with:

                           (a) annual reports audited by a nationally recognized accounting firm (or unaudited, if a private company);
                           (b) quarterly financial statements; and
                           (c) other pertinent information, as agreed to between XOX and IMETRIX.

                           Prior to the beginning of each fiscal year, IMETRIX shall distribute an annual budget and operating plan to the Board for approval.

13. SPECIAL VOTE:          For a period of two and one-half years from the date
                           the definitive bridge loan agreement is executed, any material change in the line of business of IMETRIX
                           (or of any subsidiary) or ceasing operation in the business contemplated by the Business Plan dated May
                           1996, other than reasonable changes relating to normal business operations, will require the written approval of XOX.

14. DEFINITIVE AGREEMENT:  The definitive convertible bridge loan agreement shall require that XOX be provided: (1) an opinion of Prof. Joseph Gross, Hodak & Co. stating that IMETRIX has complied with the requirements of any applicable Israeli Law as such laws relate to the terms of the Loan, including but not limited to the conversion rights and security interest, and (2) representations by the Founding Shareholders that they are, to the best of their efforts, undertaking to obtain an underwriting agent to conduct a private offering of the securities of IMETRIX and/or the Parent. In addition, the definitive convertible bridge loan agreement will contain usual and customary representations, warranties, covenants and other agreements (including a security agreement). A definitive convertible bridge loan agreement must be executed by both parties prior to the Second Advance.

                           In the event that no definitive convertible bridge loan agreement is executed within 90 days from the date of this Letter, the Notes shall be immediately due and payable upon the demand of XOX.

15. RECIPROCAL JOINT DEVELOPMENT AND MARKETING AGREEMENT:
                           The terms of a Reciprocal Joint Development and Marketing Agreement dated October 31, 1996, shall continue to be valid, binding and enforceable, subject to the following: IMETRIX and XOX hereby agree that the requirements under section 9 of the Agreement requiring IMETRIX to receive sufficient funding to establish its business with sufficient resources by January 1, 1997 are waived. IMETRIX and XOX also agree and understand that Appendix A to the Agreement is hereby amended to the extent that IMETRIX [Confidential treatment requested pursuant to the Securities Act of 1933, rule 406(b)]. The Agreement, including the terms and understandings stated within this Letter, shall continue in force for the remainder of its term.

16. CALL PROVISION:        At any time prior to when the Notes are due and
                           payable, IMETRIX or the Parent shall have the right to call the Notes and the Warrants. In that event, XOX shall receive 150% of the value of the Notes
                           (principal plus interest) and 150% of the value of the Warrants described herein.

Please sign and date this Letter of Understanding in the spaces provided below to confirm our mutual understanding and agreements as set forth herein.

                                                Sincerely,

                                                /s/ Lawrence McGraw
                                                XOX CORPORATION
                                                 By: Lawrence McGraw
                                                 Its: President

Acknowledged and
agreed to:

IMETRIX LIMITED

By:       /s/Jacob Almagor
Its:      Managing Director

Dated:    26 Feb 1997